2006 Citigroup REIT CEO Conference

Tuesday, March 7, 2006

Keith R. Guericke, President and CEO

ESSEX
PROPERTY TRUST, INC.

ESS
LISTED
NYSE.

Agenda

•	Overview & Strategy
•	Market Update
•	Business & Operations
•	Fund Business & Other Income Opportunities
•	Financial Condition & Performance
•	Summary
•	Forward-Looking Statement

Overview & Strategy

 More Than A Decade of Success

•	Founded in 1971, completed IPO in 1994
•	Experienced, committed management team with strong track record
•	Increased total market capitalization from $250 million to $3.9 billion
•	Funds From Operations (FFO) per share grew to $4.48 in 2005
      from $1.83 in 1994.

•	Dividend per share rose to $3.36 in 2005 from $1.67 in 1994
–	2006 dividend increased to $3.36 (annualized)
•	Share price is trading at $100 per share – compared to $19.50 at IPO
•	Current multifamily portfolio is comprised of 126 properties, aggregating 26,760 apartment units, up from 22 properties aggregating 4,410.
•	Financial Occupancies have remained at or above 95% through diverse economic cycles.

Investment Strategy

Target supply-constrained markets utilizing a proprietary research model that possess the following supply and demand fundamentals:
Supply
–	Assess all existing housing supply and new construction with the assumption that for-sale housing will be absorbed first
–	Evaluate rental housing vacancy rates
Demand
–	Expensive for-sale housing
–	Diverse economic base / Job growth
–	Growth in households and income
–	High quality of life
•	Apply changes to current market conditions
•	Estimate occupancy and future rents based on current and historical trends
•	Rank more than 27 submarkets for potential acquisition/disposition opportunities

Market Update

Los Angeles/Ventura: Economic Indicators

Los Angeles/Ventura: Economic Indicators

Orange/San Diego: Economic Indicators

Orange/San Diego: Economic Indicators

San Francisco Bay Area: Economic Indicators

San Francisco Bay Area: Economic Indicators

Seattle: Economic Indicators

Seattle: Economic Indicators

  Business & Operations

West Coast Markets Gather Momentum
Northern Califonia and Pacific Northwest Fully Recovered

2006 Projected Same-Property Operations

2006 Acquisitions

2006 Acquisitions

                                 2006 Development

2006 Development

2006 Redevelopment

2006 Redevelopment

2006 Redevelopment

2006 Redevelopment

2006 Redevelopment

  Fund Business &
Other Income Opportunities

Essex Apartment Value Fund, L.P.

2006 TRS & Other Income Opportunities

Financial Condition
and Performance

Solid Balance Sheet

Maintaining Strong Balance Sheet

Essex's Common Stock Outperforms Key Indices

Summary

•	Seasoned management team with proven ability to operate in diverse economic cycles
•	Research-based proprietary research model targets markets with real estate opportunities
•	Supply-constrained markets along the West Coast are expected to outperform in 2006
•	Enhanced development pipeline will fuel external growth in the future
•	Redevelopment initiatives generate internal growth with higher rental income
•	Diversified capital resources
•	Strong balance sheet
•	Essex’s stock has consistently outperformed the major indices.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation includes statements that may be deemed forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements regarding expected pricing, projected growth in Funds from Operations and dividends, the Company's 2005 FFO and the factors impacting the FFO outlook, its investment strategy, its 2005 revenues, its 2005 operating expenses, its 2005 operating income, its forecasts for various markets of the average rents vs. jobs and of the ratio of rents to median incomes, the performance of the San Francisco Bay Area, Los Angeles County, Ventura County, Orange County, San Diego and Seattle markets, its external growth through value-added acquisitions, its business plan, its projections regarding internal growth, external growth and redevelopment, its strategy and projections regarding the growth in its various markets, its projections regarding the Essex Apartment Value Fund, its supply-constrained markets along the West Coast, and Fund II funding acquisitions and developments for the next two years. The Company's actual results may differ materially from those projected in such forward-looking statements due to various factors, including, but not limited to, changes in economic conditions and market demand for rental units, the impact of competition and competitive pricing, unexpected delays in the development and leasing of development and redevelopment projects, and the other risks detailed in the Company's Securities and Exchange Commission filings. All forward-looking statements included in this presentation are made as of the date of this presentation, and the Company assumes no obligation to update any forward looking statements.

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of Funds from Operations to all periods presented, however, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.